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                                   Exhibit 21


                        List of Significant Subsidiaries
                        --------------------------------


                                  State or Other Jurisdiction of Incorporation
                                    or Organization of each such Significant
                                   Subsidiary, and Names (if any) under which
Name of Significant Subsidiary   Each such Significant Subsidiary does Business
------------------------------   ----------------------------------------------

STAAR Surgical AG                                 Switzerland

Canon STAAR                                          Japan